CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use and incorporation by reference in this Pre-Effective Amendment No.2 to Registration Statement No. 333-187822 on Form N-14, to be filed on or about May 10, 2013, of Lord Abbett Securities Trust (the “Registration Statement”) of our reports each dated December 21, 2012 and September 26, 2012, relating to the financial statements and financial highlights of Lord Abbett Value Opportunities Fund, a series of Lord Abbett Securities Trust and Lord Abbett Small-Cap Blend Fund, a series of Lord Abbett Equity Trust, respectively, for the fiscal years ended October 31, 2012 and July 31, 2012, respectively.

We also consent to the references to us under the headings “Financial Highlights” and “Representations and Warranties” (paragraph 4.2(h) of Appendix B) in the Form of Agreement and Plan of Reorganization included in the Combined Prospectus/Proxy Statement, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

May 8, 2013